UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 28, 2004

AMERICANWEST BANCORPORATION

(Exact name of registrant as specified in its charter)

Washington	0-18561	91-1259511
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9506 North Newport Highway Spokane, Washington 99218-1200
(Address of principal executive offices, including Zip Code)

(509) 467-6993
(Registrant’s telephone number, including area code)

ITEM 7.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c) Exhibits.

ITEM 9.	Regulation FD Disclosure.

Rule 10b5-1(c) of Regulation FD of the Securities Exchange Act of 1934 provides an exemption to the insider trading rules in the form of an affirmative defense. According to the Securities and Exchange Commission, the provision is designed to cover situations in which a person can demonstrate that the material nonpublic information was not a factor in the trading decision and will provide appropriate flexibility to those who would like to plan securities transactions in advance of a time when they are not aware of material nonpublic information, and then carry out those preplanned transactions at a later time, even if they later become aware of material nonpublic information.

Pursuant to Rule 10b5-1(c), Wesley E. Colley, who is the registrant’s President and CEO, and a member of its board of directors, has informed the registrant that he adopted a written plan agreement relating to future sales of a portion (up to 75,000 shares) of AmericanWest Bancorporation (NASDAQ: AWBC) common stock beneficially owned by him. Mr. Colley is entering into the 10b5-1(c) plans in order to diversify his financial holdings in an orderly fashion over the next 9 months.

A copy of the press release dated February 28, 2004 announcing the plan is attached hereto as Exhibit 99 and incorporated herein by this reference.

The following exhibit is furnished herewith:

Exhibit Number	Description

99	Press Release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 1, 2004

AMERICANWEST BANCORPORATION

By:	/s/ Wesley E. Colley

Wesley E. Colley
President and CEO

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